Exhibit 99.1
FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Brian J. Roney	Leslie Loyet	Tim Grace
Chief Financial Officer	General Inquiries	Media Inquiries
Telephone: (248) 358-1171	(312) 640-6672	(312) 640-6667
E-mail: invrelations@npte.com
FOR IMMEDIATE RELEASE
FRIDAY, JUNE 2, 2006
NORTH POINTE HOLDINGS CORPORATION TO EVALUATE
ITS COMMERCIAL LINES STRATEGY IN THE STATE OF FLORIDA
SOUTHFIELD, MI — June 2, 2006 — North Pointe Holdings Corporation (Nasdaq: NPTE) today announced that it is evaluating its commercial insurance lines in the state of Florida, citing recent trends in reinsurance.
James Petcoff, chief executive officer, explained, “Profitability is key to our business. Recent storm activity and increases in reinsurance costs have caused us to take a closer look at our strategy in Florida. At the end of the day, if we can’t sustain profits while assuming a reasonable level of risk, we feel it is prudent to reduce exposures to more acceptable levels. Given the level of reinsurance pricing and shrinking capacity, we have taken immediate measures to significantly reduce our commercial exposure in the state. At this point, we are expecting to reduce our Florida commercial policy count by approximately 40%, while reducing our total Florida commercial insurable value by almost 70%. The full impact of these measures will become effective over the next 60-90 days. We hope to have a more exact timeline and level of impact within the next 30 days.”
Petcoff continued, “It is important to note that our current actions are consistent with our long standing underwriting philosophy. We see growth opportunities within the commercial line segment, many of which are outside Florida. The most recent entry into the roller skating center segment is just one example. We will continue to leverage our underwriting and claims expertise to pursue geographic expansion and profitable premium growth.”
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North Pointe Holdings Corporation
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About the Company
North Pointe Holdings is a property and casualty insurer that markets both specialty commercial and personal insurance products. With a focus on owner-operated businesses, the company is the nation’s largest insurer of independent bowling centers and the largest insurer of liquor liability insurance in Michigan.
Safe Harbor Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as: North Pointe pricing accurately the risks it underwrites; the establishment of adequate loss and loss adjustment expense reserves; retention and recruiting of independent agents; failure to pay claims accurately; risks associated with high concentration of North Pointe’s business in certain geographic markets; inability to implement North Pointe’s growth strategies; possible assessments for guaranty funds, other insurance-related assessments and mandatory reinsurance arrangements and North Pointe’s ability to recover such assessments through future surcharges or other rate changes; the occurrence of severe weather conditions and other catastrophes; the cyclical and seasonal nature of the industries within which North Pointe operates; intense competition with other insurance companies; the potential loss of key personnel; North Pointe’s ability to obtain and retain trade association endorsements; performance of North Pointe’s various operating subsidiaries; restrictions that may limit the ability of North Pointe’s subsidiaries to pay dividends to North Pointe; existing and future regulations by the local, state and federal governments; the compliance of subsidiaries with minimum capital and surplus requirements; ratings of North Pointe’s insurance company subsidiaries by A.M. Best; the availability and pricing of reinsurance; the potential for non-payment or delay in payment by reinsurers; the outcome of current industry investigations; potential regulation limiting the use of undisclosed contingent commission arrangements with independent agents; adverse market conditions that could negatively impact North Pointe’s investment portfolio; reliance on information technology and telecommunication systems; and management’s ability to effectively manage a public company.
To learn more about North Pointe Holdings Corporation, please visit www.npte.com